Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Stock of the Issuer which were effectuated by Reporting Persons during the past sixty (60) days. All transactions were effectuated in the open market through a broker.

Name of Reporting Person	Date of Transactions	Type of Transactions	Number of Securities	Price Per Share(1)
Galkin Revocable Trust(2)	6/9/25	Purchase	2,612	$ 10.40
Galkin Revocable Trust(2)	6/12/25	Purchase	70,837	$ 10.40
Galkin Revocable Trust(2)	6/13/25	Purchase	7,163	$ 9.55
Galkin Revocable Trust(2)	6/16/25	Purchase	103,053	$ 10.20
Galkin Revocable Trust(2)	6/17/25	Purchase	162,169	$ 11.11
Galkin Revocable Trust(2)	6/20/25	Purchase	3,154	$ 11.11
Galkin Revocable Trust(2)	6/24/25	Purchase	374,624	$ 11.22
Galkin Revocable Trust(2)	6/25/25	Purchase	66,666	$ 11.66
Galkin Revocable Trust(2)	6/26/25	Purchase	111,111	$ 11.77
Galkin Revocable Trust(2)	6/26/25	Purchase	166,667	$ 12.65
Galkin Revocable Trust(2)	6/30/25	Purchase	155,659	$ 14.01
Galkin Revocable Trust(2)	7/8/25	Purchase	64,199	$ 18.10
Galkin Revocable Trust(2)	7/9/25	Purchase	57,920	$ 21.77
Galkin Revocable Trust(2)	7/9/25	Sale	3,024	$ (14.79)
Galkin Revocable Trust(2)	7/9/25	Sale	11,112	$ (15.55)
Galkin Revocable Trust(2)	7/9/25	Sale	17,976	$ (14.44)
Galkin Revocable Trust(2)	7/9/25	Sale	40,274	$ (14.44)
Galkin Revocable Trust(2)	7/9/25	Sale	44,444	$ (14.79)
Galkin Revocable Trust(2)	7/9/25	Sale	44,444	$ (15.10)
Vladimir & Angelica Galkin	7/14/25	Purchase	85,557	$ 44.44
Vladimir & Angelica Galkin	7/14/25	Purchase	81,110	$ 33.53
Vladimir & Angelica Galkin	7/14/25	Purchase	55,555	$ 47.16
Vladimir & Angelica Galkin	7/15/25	Purchase	111,111	$ 29.56
Vladimir & Angelica Galkin	7/16/25	Purchase	66,666	$ 28.28
Vladimir & Angelica Galkin	7/16/25	Purchase	44,445	$ 28.00
Vladimir & Angelica Galkin	7/17/25	Purchase	115,974	$ 29.04
Vladimir & Angelica Galkin	7/17/25	Purchase	110,713	$ 29.24
Vladimir & Angelica Galkin	7/17/25	Purchase	101,013	$ 29.90
Vladimir & Angelica Galkin	7/17/25	Purchase	200,210	$ 29.78
Vladimir & Angelica Galkin	7/29/25	Purchase	132,700	$ 42.42
Vladimir & Angelica Galkin	7/29/25	Purchase	6,057	$ 40.40
Vladimir & Angelica Galkin	8/4/25	Purchase	55,555	$ 52.52
Vladimir & Angelica Galkin	8/6/25	Purchase	55,555	$ 55.55
Vladimir & Angelica Galkin	8/6/25	Purchase	6,183	$ 58.78
Vladimir & Angelica Galkin	8/7/25	Purchase	49,374	$ 55.55

(1)   The prices reported are weighted-average prices and include commissions paid in per share prices. These shares of Common Stock were purchased in multiple transactions. Upon request, the Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the SEC staff all information regarding the number of shares and price of each trade comprising the weighted average price and share amounts set forth in this Footnote 1.

(2) On July 10, 2025, the Galkin Revocable Trust transferred 2,222,222 shares of Common Stock it had purchased to a joint account held by Vladimir Galkin and Angelica Galkin.